EXECUTIVE SERVICES AGREEMENT Between IRIS ENERGY LIMITED ACN 629 842 799 of Level 12, 44 Market Street, Sydney NSW 2000 (Company) And Belinda Nucifora (Executive) BACKGROUND A. The Executive is to be a senior employee of the Company and fundamental in the success of the Company. The Executive will continue to derive significant remuneration and other benefits from the Executive’s employment pursuant to this Agreement. B. The Company wishes to obtain the benefit of the services of the Executive, and the Executive wishes to render such services on the terms and conditions of this Agreement. C. In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Company and the Executive agree as follows. 1 DEFINITIONS Affiliate means: (a) in respect of an individual, a spouse, parent, child, sibling or lineal descendant of that individual or any trust or company in which any of them may have an interest; or (b) in respect of a body corporate, another body corporate that directly or indirectly Controls, or is Controlled by, or is under common Control with, the first body corporate, or that body corporate’s directors, company secretary or officers and any of those persons’ family members or relatives. Allowable Interests means a passive investment in not more than 5% of the issued securities of any entity which is listed on a recognised stock exchange or where the nature of the investment is familial, domestic, or private. Agreement means this document. Base Salary means A$415,000 per annum (inclusive of superannuation). Board means the board of directors of the Company. Business means the blockchain security, bitcoin mining, energy and datacentre infrastructure business undertaken by the Group. Competing Business means any whole or part of a business similar to or competitive with the Business, including any whole or part of a business that is a blockchain security, bitcoin mining, energy infrastructure or datacentre business and includes any such business which is being established or is intended to be established. Control has the meaning given in section 50AA of the Corporations Act. Corporations Act means the Corporations Act 2001 (Cth). DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Exhibit 10.22 Executive Services Agreement – Iris Energy Limited 2 Employment End Date means the date on which the Executive's employment with the Company ceases. Group means the Company and its Related Entities. Monthly Restraint Payment means a monthly payment equal to not less than 1/12 of the Base Salary (or such greater amount in the Company’s discretion) which, subject to clauses 16.1(b)(ii), 16.1(c) and 16.4, will be paid after the Employment End Date in consideration for the restraints provided in this Agreement, and subject to the Executive’s compliance with clauses 13 and 16. Related Entity has the meaning set out in section 9 of the Corporations Act. Restraint Areas means Australia, United States of America, Canada and worldwide. Restraint Period means for the duration of this Agreement and for one year after the Employment End Date. Restricted Activity has the meaning given to it in clause 16.1(d). Start Date means 16 May 2022 or as otherwise reasonably agreed between the parties. 2 ENGAGEMENT OF EXECUTIVE 2.1 Employment The Company shall employ the Executive from the Start Date and the Executive shall be employed by the Company with the title of Chief Financial Officer, reporting to the President, on the terms set out in this Agreement. If the Executive’s position, duties or Base Salary change during the Executive’s employment with the Company, the terms of this Agreement shall continue to apply in all other respects unless expressly varied by the parties in writing. 2.2 Entire Agreement This Agreement supersedes all previous agreements about its subject matter and embodies the entire agreement between the parties, and can only be changed or modified by the parties to this Agreement in writing. 3 HOURS OF WORK Core working hours will be 8.30 am to 5.00 pm Monday to Friday (or such other hours as agreed between the Executive and the Company), and such additional hours as are reasonably necessary to perform the role. The Executive’s hours of work will be averaged over each year (12 months) of the Executive’s employment, with the first year commencing on the Start Date, and subsequent years will commence on each anniversary of that date. The Executive will be expected to perform a reasonable amount of work outside those hours as and when required in order to perform their duties. The Executive will not be paid any additional remuneration for work done outside the core hours and acknowledges that their remuneration has been set to compensate them for all additional hours required and includes amounts in respect of all loadings, penalties and other amounts of any nature, to which they might otherwise be entitled. The Executive further acknowledges that the additional hours referred to above are reasonable including such matters as the operational requirements of the Company’s Business, and the Executive's personal circumstances and/or family responsibilities. If, at any time circumstances arise DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917

Executive Services Agreement – Iris Energy Limited 3 that impact or limit the Executive’s ability to work additional hours, the Executive is required to contact the President. 4 PERFORMANCE OF DUTIES 4.1 Compliance with Directions The Executive must comply with all reasonable and lawful directions given by the Company. 4.2 Prohibition of Other Employment Except for any Allowable Interests and any other board, consulting or similar appointments of the Executive external to the Business which are agreed from time to time between the Company and the Executive, the Executive will not during the course of their employment with the Company without the prior consent of the Company: (a) undertake any other business or profession; (b) be or become an employee or agent of any other person; or (c) assist or have any interest in any other business or profession. 4.3 Promotion of Company’s Interests The Executive will at all times: (a) use their best endeavours to promote and enhance the interests, welfare, business, profitability, growth and reputation of the Group or its Business; and (b) not intentionally do anything which is or may be harmful to the Group or its Business. 4.4 Authority The Executive does not have the authority nor shall they hold themselves out as having any authority to enter into any contracts binding upon the Company except such as are authorised by the Company. 5 REMUNERATION 5.1 Base Salary The Company will pay the Executive the Base Salary per annum, or such lower amount as may be agreed to reflect part time work. The Base Salary is all inclusive and is set to compensate the Executive for all hours worked, including those outside core hours or office hours and any additional hours. The Base Salary will be payable in equal monthly installments on the 15th of each month or in such other installments, for such other periods and at such other times as the Company may reasonably determine. 5.2 Short-Term Incentives The Executive will be eligible for the Company’s discretionary calendar year 2022 Short-Term Incentive scheme in accordance with the provisions of that scheme, to which the Executive’s entitlement will be pro-rated for their days of employment during 2022. The Executive will be eligible for the Company’s discretionary Short-Term Incentive and Long-Term Incentive schemes commencing 1 July 2022 in accordance with the provisions of the schemes and as amended. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Executive Services Agreement – Iris Energy Limited 4 5.3 Confidentiality Remuneration is a confidential matter between the Executive and the management of the Company. The Executive shall not reveal or discuss their remuneration with any other persons whether employed by the Company or otherwise without the approval of the Company. 6 SUPERANNUATION The Superannuation Guarantee legislation requires the Company to contribute the Employer Superannuation Contribution on the amount of the monthly cash payment component (before deduction of PAYG tax) of the Executive's remuneration package to a complying fund. The amount of the contribution required is currently 10.0%, subject to a maximum earnings base. This contribution amount may change in accordance with changes to the legislation. The contribution is paid to a complying self-managed superannuation fund nominated by the Company, or other complying fund as directed by the Executive. 7 REIMBURSEMENT OF EXPENSES The Executive will be reimbursed for all actual and reasonable out of pocket expenses incurred in the discharge of their duties and responsibilities. The Company is not obligated to reimburse the Executive for any out of pocket expenses exceeding $500 individually, or $5,000 in aggregate in any given year, unless the prior written approval of the Company has been obtained in relation to such expenses. 8 NOT USED Not used. 9 PROBATION It is understood and agreed that the first 90 days of employment shall constitute a probationary period during which period the Company may, in its absolute discretion, terminate this Agreement and the Executive’s employment, for any reason without notice or cause. 10 NOT USED Not used. 11 NOT USED Not used. 12 LEAVE ENTITLEMENTS 12.1 Annual leave The Executive is entitled to 20 days annual leave for each period of twelve months continuous service on a full time employment basis or a proportionate amount of leave for any period of less than 12 months or for part time employment. Any variation in hours may be reflected in leave benefits of the Executive. Annual leave is to be taken where possible at times that are most convenient to the requirements of the Company’s business. The Executive may carry forward any accrued but untaken annual leave to a subsequent 12 month period up to a maximum of 6 weeks accrued leave. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917

Executive Services Agreement – Iris Energy Limited 5 12.2 Personal leave The Executive is entitled to 10 days personal leave for each period of twelve months continuous service or a proportionate number of days for any period of less than 12 months. Personal leave consists of sick leave and carer's leave. Carer's leave can be taken by the Executive to provide care or support to a member of the Executive's immediate family or a member of the household who requires support because of personal illness, injury, or an unexpected emergency affecting them. A medical certificate is required for any sick leave absences of more than 2 days. The Executive may take up to 2 days paid compassionate leave for the purposes of the Executive spending time with a member of the Executive's immediate family or household who has a personal illness or injury that poses a serious threat to their health or after the death of a member of the Executive's immediate family or household. 12.3 Long Service leave and Parental leave The Executive is entitled to long service leave and parental leave in accordance with relevant state legislation. 12.4 Public Holidays The Executive is entitled to declared public holidays in accordance with the relevant state legislation. 13 CONFIDENTIAL INFORMATION 13.1 Confidential Information The following information is confidential information: Any information relating to the strategic business plans, business affairs, accounts work, marketing plans, sales plans, prospects, research management, financing, trade secrets, operations, products, inventions, designs, processes and data bases, data surveys, customer lists, the names, addresses and telephone numbers of customers, records reports, software or other documents, material or other information whether in writing or otherwise concerning the Company or the Group or any of their shareholders, customers or suppliers to which the Executive gains access, whether before, during or after the period of their employment (“the Confidential Information”). Confidential Information does not include information which the Executive can establish to the reasonable satisfaction of the Company: (a) is in or enters the public domain other than through a breach of any obligation of confidence owed by the Executive to the Company or the Group; (b) is or was made available to the Executive by a person (other than the Company or the Group) who, as far as the Executive knows, was not then under any obligation of confidence to the Company or the Group; in relation to that information; or (c) was developed by the Executive prior to commencement of this Agreement without the Executive relying on, referring to or incorporating any of the Confidential Information. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Executive Services Agreement – Iris Energy Limited 6 13.2 Acknowledgment The Executive acknowledges that all of the Confidential Information is and will be, and will remain, the sole and exclusive property of the Company and that the right to maintain the confidentiality of the Confidential Information constitutes a proprietary right which the Company is entitled to protect. Nothing in this Agreement gives or transfers, or is intended to transfer, to the Executive any right, title or interest in Confidential Information, or in the intellectual property or other property of the Company, the Group or any of their representatives. Any intellectual property rights arising because of the disclosure to, or use of, Confidential Information by the Executive are the exclusive property of the Company and the Executive must do everything reasonably necessary and commercially practicable to vest those rights in the Company. 13.3 Confidentiality The Executive will keep confidential all Confidential Information and will not disclose any Confidential Information to any person, except: (a) as required by law; (b) with the prior written consent of the Company, including for the purpose of a bona fide prospective purchaser of shares in the Company (or any other company within the Group) considering a purchase of shares; or (c) with the agreement of the Company, to the Company’s agents, employees or advisers in the proper performance of the Executive's responsibilities and duties under this Agreement. 13.4 Use of Confidential Information The Executive will not use any Confidential Information to cause detriment to the Company or the Group or for the benefit of any person or entity other than the Company or the Group. The Executive will immediately notify the Company of any use or disclosure by the Executive of Confidential Information not authorised under the terms of this Agreement. 13.5 Confidential Information in the Public Domain The obligation of confidentiality will cease in relation to any information which lawfully comes into the public domain. 13.6 Uncertainty In the event of uncertainty as to whether: (a) any information is Confidential Information; or (b) any Confidential Information is lawfully within the public domain, such information will be taken to be Confidential Information and not within the public domain, unless the Company determines to the contrary. 13.7 Security The Executive must maintain proper and secure custody of all Confidential Information and use their best endeavours to prevent the use or disclosure of the Confidential Information by third parties. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917

Executive Services Agreement – Iris Energy Limited 7 13.8 Delivery On the giving of notice of termination of the Executive’s employment or the expiration of the employment relationship or at any time on the request of the Company the Executive must immediately deliver up to the Company all Confidential Information physically capable of delivery. 13.9 Obligations to Continue The obligations of the Executive under this clause 13 will survive expiration of the employment relationship and will be enforceable at any time at law or in equity and will continue to the benefit of and be enforceable by the Company. 13.10 Terms of Agreement Confidential The Executive shall keep the terms of their employment confidential at all times. 13.11 Gross Misconduct Any breach of this clause will amount to gross misconduct and entitle the Company to immediately terminate this Agreement without notice in accordance with clause 15.1. 14 INTELLECTUAL PROPERTY 14.1 Disclosure The Executive acknowledges that all intellectual property or other proprietary rights in the Confidential Information (including any Confidential Information produced by the Executive during the course of employment) are and will be the sole and exclusive property of the Company and the Executive will: (a) promptly disclose to the Company any such Confidential Information developed by the Executive or known by the Executive to have been developed by any other employee of the Company or any Related Entity of the Company in the course of their employment; and (b) immediately take any reasonable action necessary to transfer to the Company the Executive's and such other employee's interest in any Confidential Information. 14.2 Protection The Executive will not prior to the transfer of any rights to any Confidential Information pursuant to clause 14.1(b) take any action which would in any way abrogate, encumber, restrict or transfer the Company’s interest in the Confidential Information. 15 TERMINATION 15.1 Termination by Company without Notice The Company may at any time immediately terminate the Executive's employment without notice if the Executive is: (a) guilty of gross misconduct which in the reasonable opinion of the Company: (i) is not capable of remedy within 7 days; or (ii) if capable of being remedied, has or is likely to have an adverse effect on the reputation or operations of the Company; DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Executive Services Agreement – Iris Energy Limited 8 (b) convicted of any indictable offence involving fraud or dishonesty or any other serious offence which is punishable by imprisonment (whether the Executive is imprisoned or not); (c) commits a serious or persistent breach of any provision of this Agreement which is incapable of being remedied to the reasonable satisfaction of the Company; or (d) fails to remedy, to the reasonable satisfaction of the Company, a serious or persistent breach or default of any provision of this Agreement which is capable of being remedied, within 7 days of receiving notice from the Company of that breach or default. 15.2 Entitlements Upon Termination Without Notice On termination of the Executive's employment in accordance with clause 15.1, the Executive will be entitled to: (a) payment for any accrued annual leave to which the Executive is entitled up to and including the date of termination; and (b) payment in lieu of any long service leave to which the Executive is entitled up to and including the date of termination. 15.3 Termination By Either Party With Notice (a) Either party may, for any reason, terminate the Executive's employment by giving to the other party three (3) months’ notice. (b) If either party provides notice pursuant to this clause 15.3, the Company may elect to place the Executive on immediate gardening leave for the duration of the notice period or pay the Executive in lieu of the notice period. (c) In the event of termination pursuant to this clause 15.3, the Company: i. may retain the Executive in its service for all, part or no part of the notice period; and ii. must pay or commit to pay the Executive an amount equal to the Base Salary payable for any part of the notice period for which the Executive's service is not retained. (d) If the Company elects to pay the Executive in lieu of part or all of the notice period, clause 16.1(b)(ii) shall apply. 15.4 Entitlements upon Termination With Notice In the event of termination pursuant to clause 15.3, the Company will pay the Executive: (a) any accrued annual leave to which the Executive is entitled up to and including the expiry of the notice period; and (b) any long service leave to which the Executive is entitled up to and including the expiry of the notice period. 15.5 Effect of Termination Termination of the Executive's employment will not affect the operation of Clause 13 (Confidential Information), Clause 14 (Intellectual Property), this clause 15 (Termination) or Clause 16 (Restraint) of this Agreement. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917

Executive Services Agreement – Iris Energy Limited 9 15.6 No Further Entitlements Notwithstanding the terms of any Company policy, the Executive is not entitled to any further payments upon termination. 15.7 Return of Property Upon the termination for any reason of the employment by the Company of the Executive, the Executive will immediately deliver to the Company all property of the Company which is in the Executive's power or control, including but not limited to all books, papers, computers or computer hardware or software, credit cards and vehicles. 15.8 Executive to Resign as a Director Upon the termination for any reason of the employment by the Company of the Executive, the Executive will on the direction of the Company immediately resign any directorship or alternate directorship of the Company, any Related Entity or investee of the Company and any other companies arising from the services offered by the Company. 16 RESTRAINT 16.1 Restraint (a) The Executive must not during the Restraint Period within the Restraint Area engage in any Restricted Activity. (b) Subject to clause 16.1(c), the Company will pay to the Executive the Monthly Restraint Payment for each month (or prorated Monthly Restraint Payment for each partial month, as applicable) a restraint contained in this clause operates, unless: (i) the Company, in its sole discretion, waives the restraints in accordance with clause 16.4; or (ii) either party terminates the Executive's employment pursuant to clause 15.3 and the Company elects to pay the Executive in lieu of part or all of the notice period (such period of time for which the Company pays the Executive in lieu of notice being the “Paid Notice Period”), in which case: (A) the payment in lieu of notice shall be in consideration for the restraint provided in this Agreement and the Executive must not during the Paid Notice Period within the Restraint Area engage in any Restricted Activity (and the Company shall not be required to pay the Monthly Restraint Payment in addition to any payment made pursuant to clause 15.3 in order for the restraint provided in this Agreement to operate during the Paid Notice Period); and (B) subject to clause 16.1(c), if the Paid Notice Period expires prior to expiration of the Restraint Period (that is, prior to the date that is one year after the Employment End Date), the Company may, in its sole discretion, pay to the Executive the Monthly Restraint Payment for each month (or prorated Monthly Restraint Payment for each partial month, as applicable) that a restraint contained in this clause operates after the expiration of the Paid Notice Period and until the expiration of the Restraint Period, unless the Company in its sole discretion waives the restraints in accordance with clause 16.4. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Executive Services Agreement – Iris Energy Limited 10 For the avoidance of doubt, after the expiration of the Paid Notice Period, the restraint contained in this clause 16 will only operate for the period of time during which the Company pays to the Executive the Monthly Restraint Period, subject to the terms of this clause 16. (c) The Company may immediately cease or suspend the Monthly Restraint Payment in circumstances that it has a reasonable suspicion that the Executive has breached this clause or clause 13. The Company will have no obligation to make any or any further Monthly Restraint Payment if the Company is reasonably satisfied that the Executive is in breach of the Agreement. (d) In this clause Restricted Activity means to do any of the following: (i) directly or indirectly engage in a Competing Business or be concerned or interested in any person or entity involved in a Competing Business; (ii) solicit or endeavour to solicit or entice away any person who was at any time during the last twelve months of the Executive's employment an employee, contractor, customer, client or supplier of the Company or the Group; (iii) disparage the reputation of the Business, the Board or the Group that may lead a customer or person to stop, curtail or alter the terms of its dealings with the Business; (iv) interfere with the relationship between the Business, its customers, its employees or its suppliers; or (v) represent itself as being in any way connected with or interested in the Business. (e) In this clause ‘engage in’ includes, but is not limited to, engagement as a principal, agent, partner, shareholder, director, employee, joint venturer, trustee, unitholder or stakeholder. 16.2 Restraints severable/interpretation Each restraint in clause 16.1 resulting from the various combinations of the Restraint Period and Restraint Area is a separate, severable and independent restraint as regards the Executive and: (a) any provision of this Agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this Agreement; (b) the invalidity or unenforceability of any restraint in clause 16.1 does not affect the validity or enforceability of any other restraint in clause 16; and (c) the parties intend and acknowledge that each restraint is to be enforced to the maximum extent possible. 16.3 Acknowledgments The parties agree and the Executive acknowledges: (a) that any combination of the acts referred to in clause 16.1(d) would be unfair and calculated to damage the Business; DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917

Executive Services Agreement – Iris Energy Limited 11 (b) that each of the restraints in clause 16.1 is reasonable in its extent (as to duration, geographical area and restrained conduct) considering: (i) the benefits provided to the Executive or an entity which is controlled by the Executive under this and any other agreement; (ii) the interests of each party to this Agreement, and goes no further than is reasonably necessary to protect the legitimate interests of the Company, the Group and any other agreement; (iii) the relationships which the Executive has developed, and will develop with customers, clients, potential customers or clients, employees and other persons in the habit of dealing with the Company or the Group, and the ability the Executive has, or will have, to influence their business decisions after the employment; (iv) the Confidential Information disclosed to, or accessed by, the Executive during the course of their employment, and the Executive's involvement in reviewing and developing that Confidential Information; (v) the irreparable damage that would be done to the Business if: (A) the Confidential Information was disclosed to the Company or the Group’s competitors; or (B) the Executive was not restrained from engaging in the activities set out in clause 16.1 after termination of the Employment; and (c) the Company is relying upon these acknowledgements in entering into this Agreement. 16.4 Restraint release The Company may give written notice to the Executive that the Company releases the Executive from all or any part of each restraint in clause 16.1 (Restraint Release Notice). If the Company gives a Restraint Release Notice releasing the Executive from all restraints in clause 16.1, the Company shall not be required to pay the Monthly Restraint Payment. 17 ASSIGNMENT This Agreement shall be assigned by the Company to any successor company and be binding upon the successor company. The Company shall ensure that the successor company shall continue the provisions of this Agreement as if it were the original party of the first part. 18 SEVERABILITY Each paragraph of this Agreement shall be and remain separate from and independent of and severable from all and any other paragraphs herein except where otherwise indicated by the context of the Agreement. The decision or declaration that one or more of the paragraphs are null and void shall have no effect on the remaining paragraphs of this Agreement. 19 GOVERNING LAW This Agreement shall be governed by the laws of New South Wales. DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D90846A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Executive Services Agreement – Iris Energy Limited 12 EXECUTED by Iris Energy Limited (ACN 629 842 799) on 2022 by: ..............................................................…….. Director William Roberts ..............................................................…….. President Lindsay Ward EXECUTED by Belinda Nucifora on 2022 in the presence of: ……...............................................… Signature of Belinda Nucifora ….............................................................… Signature of Witness ….............................................................… Name of Witness DocuSign Envelope ID: F0F5E4D1-15AF-4D53-9000-79D6966D9084 8 June Joanna Brand 6A7DE34 2DCD-4F7F-8BEE-D9323EBFB917 Witnessed via Microsoft Teams in accordance with the NSW Electronic Transactions Act (NSW)